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                                                                    EXHIBIT 10.6

                              CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT (this "Agreement") is executed as of the 8th day of March, 1996, by and between PACIFIC SOFTWORKS, INC., a California corporation (the "Company") and KENNETH WOODGRIFT ("Consultant") and is made with respect to the following facts:

          A. Consultant is knowledgeable regarding the business of the Company.

          B. The Company desires to obtain the consulting services of Consultant relating to the location of inventory sources, pricing strategies of the Company's products and advertising and promotion strategies using Consultant's extensive expertise and experience with similar products (the "Consulting Services"), and Consultant desires to provide these services to the Company.

          C. Consultant and the Company believe it is in their mutual best interests to enter into this Agreement pursuant to the terms hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

          1. Term of Agreement. The term of this agreement shall commence as of March 8, 1996 and shall remain in full force and effect, unless terminated as provided in Section 7 of this Agreement, until August 31, 1999.

          2. Services of Consultant. The Company hereby engages Consultant and Consultant hereby agrees to perform the Consulting Services as described in
Section 3 of this Agreement.

          3. Time and Efforts. Consultant agrees that she shall be available to the Company for up to a maximum of fifteen (15) hours per month during the term of this Agreement. The Consulting Services may be performed at any location within or outside Ventura County, California, as Consultant in his sole discretion shall determine. The exact date and time of the Consulting Services shall be as requested by the Company, but subject to the availability of Consultant as determined by Consultant within his sole discretion. If the Company does not request the performance of fifteen (15) hours of Consulting Services for any month during the term of this Agreement, the unused time shall lapse and not be carried forward to the next month.





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        4. Compensation. During the term of this Agreement, the Company shall pay, in full payment for the Consulting Services hereunder, Six Hundred Thousand Dollars ($600,000), payable in forty-two [42] equal installments on the first day of each month, commencing March 8, 1996. Consultant shall be entitled to the entire consideration provided hereunder, notwithstanding any early termination of this Agreement. Consultant may, if the Company fails to make any payment when due within five (5) days of when notice of defaults is given to the Company, accelerate payment of all sums due hereunder if the Company fails to pay any installment when due.

        5. Expenses. Consultant shall not be obligated to perform any services which would require the incurrence of any expense unless the Company agrees in writing to reimburse the Company for such expenses.

        6. Interest. Any sum accruing to Consultant under this Agreement which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the date due until paid.

        7. Termination. This Agreement may only be terminated by the mutual written agreement of Consultant and the Company to terminate. This Agreement shall not be terminated by the death or disability of any employee, officer, director or shareholder of Consultant or by the occurrence of any other event.

        8. Independent Contractor. The relationship of Consultant to the Company hereunder shall be that of an independent contractor. The Company shall pay Consultant directly, without payroll deductions of any kind whatsoever. Consultant shall have the responsibility to discharge all of the obligations of an independent contractor under federal, state and local law, including those obligations relating to taxes, unemployment compensation and insurance, Social Security, worker's compensation, disability, pensions and tax withholdings. Nothing contained herein shall be construed to create the relationship between the Company and Consultant of employer and employee.

        9. Notices. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served personally or if deposited in the United States mail, certified or registered, postage prepaid or if transmitted by telegraph, telecopy or other electronic written transmission device. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such shall be
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conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail, or if by telegraph or if by other carrier service, upon confirmation of delivery by the carrier, addressed to the party to whom such notice, demand or other communication is to be given as follows:

        To Company:             Pacific Softworks, Inc.
                                400 Via Pescador
                                Camarillo, California 93012

        To Consultant:          Kenneth Woodgrift
                                4205 Romany Drive
                                Oxnard, California 93035

        With a copy to:         Jeffer, Mangels, Butler &
                                Marmaro LLP
                                2121 Avenue of the Stars
                                10th Floor
                                Los Angeles, California 90067
                                ATTN: Robert E. Braun, Esq.

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

        10. Indemnification. Company hereby agrees to indemnify, defend and hold Consultant harmless from and against any and all claims, actions, demands, lawsuits, causes of action, expenses (including attorneys' fees and court costs), liabilities, interest, taxes, penalties and any and all other damages (collectively, the "Claims") which Consultant may suffer and which result from or arise out of, or are in connection with, any of the acts of Company.

        11. Attorneys' Fees. Should any party hereto engage an attorney or institute any action or proceeding at law or in equity, or in connection with an arbitration, to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision thereof, the prevailing party shall be entitled to recover from the losing party or parties actual attorneys' fees and costs for services rendered to the prevailing party in such action or proceeding.

        12. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance or interpretation thereof, shall be settled by arbitration in Ventura County, California in accordance with the rules of the American Arbitration Association then existing, and judgment on

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the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The parties further agree that a restraining order, injunction, writ of possession and/or writ of attachment may be applied for from a court of competent jurisdiction by any party pending resolution of the dispute. The arbitrators selected shall be persons experienced in negotiating, making and consummating agreements of the type of this Agreement.

        13. Full Authority. Each of the parties and signatories to this Agreement represents and warrants that he or she has the full right, power, legal capacity and authority to enter into and perform the parties' respective obligations hereunder and that such obligations shall be binding upon such party without the requirement of the approval or consent of any other person or entity in connection herewith. Each person signing this Agreement on behalf of an entity represents and warrants that he or she has the full right, power, legal capacity and authority to sign this Agreement on behalf of such entity.

        14. Time of the Essence. Time is of the essence of this Agreement, and in all the terms, provisions, covenants and conditions hereof.

        15. Applicable Law. This Agreement shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within California.

        16. Severability. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation, the latter shall prevail; but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

        17. Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder to carry out the intent of the parties hereto.

        18. Modifications or Amendments. No amendment, change or modification of this Agreement shall be valid, unless in writing and signed by all of the parties hereto.

        19. Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and

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shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

          20. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and any and all prior agreements, understandings or representations with respect to its subject matter are hereby terminated and cancelled in their entirety and are of no further force or effect.

          21. Non-Waiver. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

          22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          23. Number and Gender. In this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so requires.

          24. Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the section at the head of which it appears, the section and not such caption shall control and govern in the construction of this Agreement.

          25. Expenses. Each of the parties shall pay all of their own costs, legal fees, accounting fees, and any other expenses incurred or to be incurred by it or them in negotiating and preparing this Agreement, and closing and carrying out the transactions contemplated by this Agreement.

          26. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"COMPANY"                               Pacific Softworks, Inc.
                                        a California corporation

                                        /s/ GLENN RUSSELL
                                        ----------------------------------------
                                        Glenn Russell, Secretary


"CONSULTANT"
                                        ----------------------------------------
                                        Kenneth Woodgrift

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"COMPANY"                               Pacific Softworks, Inc.
                                        a California corporation


                                        ------------------------------------
                                        Glenn Russell,
                                        Secretary


"CONSULTANT"                            /s/ KENNETH WOODGRIFT
                                        ------------------------------------
                                        Kenneth Woodgrift